As filed with the Securities and Exchange Commission on August 21, 1998
                                            Registration No. 333- __________





                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                _____________

                                  FORM S-3
                           REGISTRATION STATEMENT

                                    Under
                         THE SECURITIES ACT OF 1933
                                _____________

                                AIRGAS, INC.
           (Exact name of registrant as specified in its charter)

Delaware                                               56-0732648
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                                Radnor Court
                     259 North Radnor-Chester Road, Suite 100
                       Radnor, Pennsylvania 19087-5240
                               (610) 687-5253
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                _____________

                      TODD R. CRAUN, CORPORATE COUNSEL
                                AIRGAS, INC.
                                Radnor Court
                     259 North Radnor-Chester Road, Suite 100
                       Radnor, Pennsylvania 19087-5240
                               (610) 687-5253
            (Address, including zip code, and telephone number,
                 including area code, of agent for service)
                                 _____________

                                  Copies to:

    NANCY D. WEISBERG, ESQ.                      R. Nicholas Singh, Esquire
  MCCAUSLAND, KEEN & BUCKMAN                         Brown & Wood LLP
         Radnor Court                            815 Connecticut Avenue, N.W.
259 North Radnor-Chester Road, Suite 160                  Suite 701
 Radnor, Pennsylvania 19087-5240                 Washington, D.C. 20006-4004
        (610) 341-1000                                 (202) 973-0600

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / X / 333-8113

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                          _____________

                 CALCULATION OF REGISTRATION FEE

                                    Proposed
Title of                            maximum     Proposed
each class                          offering    maximum           Amount of
of securities        Amount to      price per   aggregate         registration
to be registered     be registered  unit (1)    offering price(1) fee
________________     _____________  _________   _________________ ____________

Debt Securities (2)  $28,238,720.63   100%      $28,238,720.63     $8,330.42

_____________

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     (2)  May be issued from time to time in one or more series.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") by Airgas, Inc. (the "Company") pursuant to
Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-8113), including each of the documents incorporated by reference therein, which relates to the offering of up to $450,000,000 of securities of the Company and was filed with the Commission on July 15, 1996 and declared effective on August 1, 1996.

Item 16. Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.             Description


 5.1        Opinion of McCausland, Keen & Buckman

23.1        Consent of KPMG Peat Marwick LLP

23.2        Consent of McCausland, Keen & Buckman(included in Exhibit 5.1)

23.3        Consent of Brown & Wood LLP

24.1        Powers of Attorney (included on the signature page)

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on August 21, 1998.

                              AIRGAS, INC.

                              By:  /S/PETER McCAUSLAND
                                   __________________________________________
                                   Peter McCausland,
                                   Director, Chairman of the Board, President
                                   and Chief Executive Officer


                              By:  /S/SCOTT M. MELMAN
                                   ___________________________________________
                                   Scott M. Melman
                                   Vice President-Finance and Chief Financial
                                   Officer (Principal Financial Officer)


                              By:  /S/JEFFREY P. CORNWELL
                                   ___________________________________________

                                   Jeffrey P. Cornwell
                                   Assistant Vice President and Corporate
                                   Controller (Principal Accounting Officer)



                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Todd R. Craun, and Scott M. Melman, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.




                                                  Date:    August   , 1998
_________________________________
 Robert E. Naylor, Director

/S/ROBERT L. YOHE                                 Date:    August 21, 1998
_________________________________
 Robert L. Yohe, Director

/S/FRANK B. FOSTER, III                           Date:    August 21, 1998
_________________________________
 Frank B. Foster, III, Director

/S/JOHN A. H. SHOBER                              Date:    August 21, 1998
_________________________________
  John A. H. Shober, Director

/S/MERRIL L. STOTT                                Date:    August 21, 1998
_________________________________
  Merril L. Stott, Director

/S/RAJIV L. GUPTA                                 Date:    August 21, 1998
_________________________________
  Rajiv L. Gupta, Director

/S/W. THACHER BROWN                               Date:    August 21, 1998
_________________________________
   W. Thacher Brown, Director

/S/LEE M. THOMAS                                  Date:    August 21, 1998
_________________________________
 Lee M. Thomas, Director